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                                                         Exhibit 10.3



                               SECURITY AGREEMENT
                                  (All Assets)

Fleet National Bank
with a mailing address of:
One Federal Street Boston, MA  02211

Osorio and Watkin, D.M.D., P.C.
First New England Dental Centers, Inc.

on behalf of themselves and any successors or assigns (collectively, the "Borrower") and Fleet National Bank its successors and assigns (the "Bank") are the parties to this Agreement. In consideration of the Bank extending or having extended loans and/or other financial considerations to the Borrower on this date or on one or more occasions, the Borrower agrees with the Bank as follows:

SECTION 1. SECURITY INTEREST: As security for the payment and performance of all Obligations, as hereinafter defined, now existing or hereafter arising of the Borrower to the Bank, including a $5,000,000 Revolving Line of Credit, and a $5,000,000 Revolving Credit Note, both of even date herewith, whether arising by future advances or otherwise, Borrower hereby grants a security interest to the Bank in all Borrower's assets of every sort whatsoever, including without limitation the following property, wherever located, and in all proceeds and products of such property:

1.01 ALL INVENTORY of Borrower now existing or hereafter arising, meaning all goods, merchandise, raw materials, supplies, goods in process, finished goods, and other tangible personal property held by the Borrower for processing, sale, or other business purpose, or to be used or consumed in Borrower's business.

1.02 ALL ACCOUNTS AND ACCOUNTS RECEIVABLE of Borrower now existing or hereafter arising; meaning all accounts receivable, papers, notes, drafts, acceptances, and all other debts, obligations, and liabilities in whatever form owing to Borrower from any person, firm, corporation, or any other legal entity ("Account Debtors") and all proceeds thereof, including returned or repossessed goods.

1.03         ALL DOCUMENTS of Borrower now existing or hereafter arising;
             meaning all documents of title, including bills of lading, dock warrants, dock receipts, warehouse receipts, and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing

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             that the person in possession of it is entitled to receive, hold, and dispose of the document and goods it covers.

1.04         ALL INSTRUMENTS of Borrower now existing or hereafter arising;
             meaning all negotiable instruments, securities, and any other writings which evidence a right to payment of money and are not themselves security agreements or leases and are of a type which are in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

1.05 ALL OTHER RIGHTS of Borrower to the payment of money, including without limitation amounts due from affiliated parties, tax refunds of every sort including loss carryback refunds, insurance proceeds and all rights to deposits or advance payments.

1.06 ALL CHATTEL PAPER of Borrower now existing or hereafter arising, including all additions thereto and substitutions therefor; meaning a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods.

1.07 ALL GENERAL INTANGIBLES, including, but not limited to, choses in action of Borrower now existing or hereafter arising, meaning any personal property other than goods, accounts, chattel papers, documents, and instruments and general intangibles of the following description or type: goodwill, trade secrets and other proprietary rights, literary rights, contract rights and rights to performance, copyrights, trade names, trade-marks, patents, mask works, applications for any of the foregoing, software licenses (including Borrower's interest as either licensor or licensee and including all enhancements, upgrades and improvements) and related documentation and materials (e.g., source codes, flow charts, file layouts, program documentation, output descriptions, user manuals, operations manuals, screen layouts and detailed implementation schedules).

1.08 ALL FILES, RECORDS (including without limitation computer programs, disks, tapes and related electronic data processing media) and writings in anyway related to the foregoing property and all rights of Borrower to retrieval from third parties of information pertaining to any such property.

1.09 ALL OTHER GOODS of Borrower, wherever located, now existing or hereafter acquired; meaning all motor vehicles, equipment, machinery, and other tangible

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             personal property, whether fixtures or not, any and all records relating to any of the Collateral, together with all additions, substitutions, repairs, replacements, accessions, attachments and accessories thereto.

It is Borrower's express intention that the continuing grant of this security interest remain as security for payment and performance of all of Borrower's Obligations, whether now existing, or which may hereinafter be incurred by future advances, or otherwise, and whether or not such Obligations are related to any transactions described in this Agreement, by class or kind, or whether or not contemplated by the parties at the time of the granting of this security interest. The notice of the continuing grant of this security interest therefore shall not be required to be stated on the face of any document representing any of the Borrower's Obligations nor otherwise identify it as being secured hereby. To the extent any Accounts due from any federal agency or entity or otherwise administered by the federal government or its agencies may not be legally assigned then said Accounts shall not be deemed a part of the Collateral.

SECTION 2. DEFINITIONS: All types of Collateral mentioned in Section 1 shall have the meanings given to them under Chapter 106 of the Massachusetts General Laws unless specifically defined otherwise in that section or elsewhere in this Agreement. In addition, as used herein, the following terms shall have the following respective meanings:

2.01 OBLIGATIONS means all liabilities of the Borrower to the Bank of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced, including those arising under this Agreement, or whether evidenced by any agreement or instrument, including obligations to perform acts and refrain from taking action as well as obligations to pay money, including without limitation, under a certain $5,000,000 Revolving Line of Credit and a $5,000,000 Revolving Line of Credit Note entered into in connection therewith, all of even date herewith.

2.02 COLLATERAL means any and all property of the Borrower in which the Bank now has, by this Agreement, or hereafter acquires a security interest.

SECTION 3.  BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS:
To induce the Bank to enter into this Agreement the Borrower represents, warrants, agrees, and covenants that:

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3.01         CORPORATE EXISTENCE AND AUTHORITY:

       (a) Osorio and Watkin, D.M.D., P.C. is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

       (b) First New England Dental Centers, Inc. is a corporation duly organized validly existing under the laws of the State of Delaware.

       (c) Borrower is duly qualified and in good standing in every state in which it is doing business.

       (d) The execution, delivery and performance of this Agreement and all other notes, agreements and documents contemplated by this Agreement are valid, legal and binding obligations of the Borrower, are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, and are not and will not be in contravention of law, or will not result in any event of default under the terms of Borrower's charter, by-laws, or other corporate powers, or of any indenture, agreement, or undertaking to which the Borrower is or may be a party or by which it is or may be bound.

       (e) The consent or approval of any governmental body, agency, or authority is not required in order for the Borrower to execute, deliver and perform this Agreement and all other notes, agreements and documents contemplated by this Agreement.

       (f) All issued and outstanding capital stock of Borrower has been properly issued, and all books and records, particularly minute books, by-laws and books of account are accurate, and up to date and will be so maintained.

3.02 BORROWER OWNS ASSETS: Borrower owns all its assets, as represented on any papers furnished to the Bank and has and will have the exclusive right and authority to grant security interests in the Collateral.

3.03 ASSETS FREE OF ENCUMBRANCES: All the Collateral, is and will be kept in good condition and clear of all security interests, mortgages, liens, and encumbrances, except those granted or allowed under this Agreement, and the Borrower has marketable title to all Collateral and shall defend the same against the claims and demands of all persons. The Bank has the right but not the duty to discharge any Liability giving rise to a lien on Collateral, including liens of any taxing authority, and the Borrower shall repay the Bank immediately for all

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             amounts paid by the Bank to discharge such Liabilities.

3.04         LOCATION OF COLLATERAL:

       (a) Tangible Collateral, including, but not limited to, equipment, inventory, and fixtures, and if the Bank permits the Borrower to retain possession thereof, instruments, documents, and chattel paper, will be kept in possession of the Borrower at its place of business named above or at such other locations as set forth on Schedule A attached hereto.


       (b) The location or locations of such Collateral shall not be changed without the prior written consent of the Bank. In no event shall such Collateral be located outside the United States.

       (c) Immediately upon the Bank's request, whether or not the Borrower is in default with respect to any Obligation to the Bank, the Borrower will turn over to the Bank all instruments, documents and chattel paper which are Collateral under this Agreement.

       (d) The Bank may in its discretion charge to the Borrower the amount represented to be owing on any liability in whatever form owing to the Borrower from whatever source, if said liability serves as collateral under this Agreement and if any merchandise giving rise to any such liability is returned, rejected, lost or damaged, or if any dispute arises between Borrower and an Account Debtor in respect of any collateral. Until such debit is made, Borrower shall hold any such returned merchandise segregated in trust for the Bank subject to its exclusive disposition. Borrower shall promptly notify the Bank of any such return, rejection, loss or damage.

3.05         RECORDS AND INFORMATION WITH RESPECT TO BORROWER AND COLLATERAL:

       (a) The Borrower will make written records with respect to all Collateral, containing all information which the Bank may desire. All such records will be kept by the Borrower at its place of business named above. The Bank shall have access to the place where such records are kept and the right to inspect all such records at any time the Bank deems necessary during normal business hours upon prior notice.

       (b) The Borrower will furnish all other information, financial or otherwise, that a duly authorized lending

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             officer of the Bank deems necessary to inform the Bank properly with respect to Collateral or the condition of the Borrower. The Borrower will inform the Bank immediately in the event of any material change in the Borrower's financial condition or in the event of any breach of this Agreement or in the event that any of the representations and warranties herein contained do not continue to be true and correct in any material respect as though continuously made to the Bank.

       (c) Neither this Agreement nor any financial statements, reports, schedules, certificates or other documents which have been or will be delivered to the Bank contain any misrepresentation or untrue statement of fact or omit to state any material facts necessary to make this Agreement or such financial statements, reports, schedules, certificates or other documents not misleading. All such statements have been prepared in accordance with generally accepted accounting principles.

       (d) The Borrower will execute upon the request of the Bank such financing statements and like papers as the Bank deems necessary to protect properly Collateral and its security interest therein and will pay the cost of filing them in such offices as the Bank requests. Such papers include, without limitation, those required under the Federal Assignment of Claims Act, for recordation of a security interest in patents or trademarks with the United States Patent and Trademark Office and for recordation of a security interest in copyrights with the Library of Congress.

       (e) The Bank may from time to time audit the Collateral and Borrower's records and operations during normal business hours upon written notice. The Bank may require the Borrower to pay for said audit in an amount to be agreed upon prior to said audit. So long as Borrower is not in default hereunder, the Bank shall conduct such an audit no more than once a year.

3.06 FIXTURES: If any machinery, equipment, or other property serving as Collateral under this Agreement is or will be attached to any real estate, the Borrower will furnish the Bank with a description of such real estate with a disclaimer, signed by all persons having an interest in said real estate, of any interest in the Collateral which has or may have priority over the Bank's interest, and will notify the Bank in writing of any intended sale, mortgage, or conveyance of such real estate, and will give written notice of the terms and conditions of this Agreement to any prospective purchaser, mortgagee, or grantee of such realty.

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3.07         LIABILITIES OWING TO BORROWER:

       (a) Any liabilities in whatever form owing to the Borrower from any person, firm, or other legal entity serving as Collateral are and will be good and valid indebtedness not subject to any defenses, set-offs, claims, counter-claims or agreements under which any deduction or discount may be made thereon, except as specified to the Bank on a statement or invoice made available to the Bank on or prior to the date hereof.

       (b) Upon default under the Obligations, full payment of all such liabilities in whatever form owing to the Borrower shall, upon demand by the Bank any time after the due date thereof, be paid in full to the Bank or, in the alternative, if the Bank so decides the full amount of said liabilities may be deemed to be fully due and payable to the Bank by the Borrower pursuant to the terms of this Agreement at any time after the due date of said liabilities.

3.08         TAXES:

       (a) The Borrower will pay any sales or other taxes owed by Borrower which may become due and payable with respect to a sale or other transaction giving rise to any Collateral.

       (b) The Borrower has filed all federal and state tax returns required by law to be filed by it and has paid all taxes shown to be due thereon which are required to have been paid and has paid all other taxes known to be due and payable, and all additional assessments except for such as are being contested in good faith by appropriate legal or administrative proceedings, and there shall be set aside on the books of the Borrower such reserves as may be deemed adequate by independent certified public accountants with respect thereto.

3.09 CHATTEL PAPER: The Borrower agrees to label all chattel paper serving as Collateral under this agreement with the words, "Subject to the security interest of Fleet National Bank".

3.10         INSURANCE:

       (a) The Borrower agrees at its or his own expense to keep all Collateral insured to the full value thereof against such risks and by policies of insurance issued by such companies as the Bank may designate or approve, and the policies evidencing such insurance shall be duly endorsed

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             in favor of the Bank with such loss payable rider as the Bank may designate, and said policies shall be delivered to the Bank.

       (b) All policies of insurance shall provide for ten (10) days minimum written cancellation notice to the Bank.

       (c) Should the Borrower fail for any reason to furnish the Bank with such insurance, the Bank shall have the right but is under no obligation to obtain the same and charge any costs in connection therewith to the Borrower.

       (d) The Bank may require any proceeds of such insurance policies to be paid to it and apply the same to any liabilities of the Borrower then owing to it and hold any excess amounts as further security for any Obligations then outstanding or which may arise under this Agreement.

       (e) The Bank shall have no risk, liability, or responsibility in connection with payment or non-payment of any loss, the sole obligation of the Bank being to credit the Borrower with the net proceeds of any insurance payments received on account of any loss.

3.11 SALE OF COLLATERAL: Unless otherwise allowed by this Agreement, the Borrower will not sell any Collateral without the prior written consent of the Bank. So long as the Borrower has not received notice of a default hereunder the Borrower shall have the right to sell inventory, which may be Collateral, in the ordinary course of its business. A sale in the ordinary course of business shall not include a transfer in total or partial satisfaction of a debt, other than a debt which has arisen solely as a result of prepayment or deposit by customers of the Borrower for items of inventory subsequently to be purchased or delivered.

3.12         BANK'S RIGHT TO POSSESSION:

       (a) Unless otherwise Provided by law, the Bank shall have the right at all times upon an event of default to the immediate possession of all Collateral and its products and proceeds, and in its sole discretion may operate and use said Collateral, complete work in process, and sell Collateral without being liable to the Borrower on account of any losses, damage, or depreciation that may occur as a result thereof so long as the Bank shall act in good faith.

       (b) Unless otherwise provided by law, upon an event of default the Bank may, at the expense of the Borrower,

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             maintain possession of the Borrower's premises by the use of a custodian or custodians, or in such other manner as the Bank may determine.

       (c) Unless otherwise provided by law, upon an event of default the Bank may at all times, at the expense of the Borrower, enter upon any premises on which Collateral may be situated and remove any such Collateral to such other places as the Bank determines.

       (d) Unless otherwise provided by law, upon an event of default the Bank may at any time transfer any Collateral into its own name or that of its nominee and receive the income thereon and hold the same as security for Obligations or apply it to principal or interest due on the Obligations.

3.13 BORROWER'S DUTY TO COMPLY WITH LAWS: The Borrower has complied and will comply with the material terms and conditions of any leases covering premises wherein any Collateral is located, and any orders, ordinances, laws, or statutes of any city, state, or other governmental department having jurisdiction with respect to such premises or the conduct of business thereon.

3.14 POSSESSES ALL PATENTS: The Borrower possesses and will continue to maintain all patents, patent rights, or licenses, trademarks, trademark rights, trade names, trade name rights, mask works and copyrights which are required to conduct its business as now conducted without known conflict with the rights of others. Borrower agrees to notify the Bank upon submission of an application for any patent, copyright or trademark or similar protection for intellectual property and shall further notify the Bank upon the granting of any such protection.

3.15 NO DEFAULT: The Borrower is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement, instrument, judgment, order, decree, writ, rule or regulation to which it is a party or by which it or any of its property is subject.

3.16 NO KNOWN OR THREATENED LITIGATION: Except as otherwise previously disclosed to the Bank, there are no known actions, suits, or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or

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             instrumentality which may result in any material adverse change in the business, properties, or assets, or in the condition, financial or otherwise, of the Borrower.

3.17 OTHER OBLIGATIONS: The Borrower will not, without the prior written consent of the Bank, incur, create, assume, or permit to exist other indebtedness for borrowed money, or sell any accounts receivable; or lend money, including loans to the Borrower's officers, directors, shareholders or partners, or mortgage, assign, or encumber any of the Borrower's assets except to the Bank; or guaranty, endorse, or otherwise become surety for or upon the obligations of others, except endorsing instruments for deposit or collection in the ordinary course of business.

3.18 MERGERS, SALES OF ASSETS, CHANGES IN CORPORATE STRUCTURE: Except as approved by the Bank in writing, the Borrower will not sell, lease, transfer or otherwise dispose of (whether in one or a series of transactions) all or any substantial part of its assets, whether now owned or hereafter acquired. If the Borrower is a corporation, it will not without the prior written consent of the Bank, pay any dividends (except stock dividends) on any outstanding shares, or make any other distribution on or in respect to any of its shares, or redeem, purchase or otherwise acquire, directly or indirectly, any of its shares now or hereafter outstanding, or alter or amend its capital structure, or become a party to any merger or consolidation (in which the Borrower is not the surviving corporation and which is not undertaken as an acquisition or merger in the ordinary course of Borrower's business, which shall include by definition of the acquisition of dental practices).

3.19 ERISA: The Borrower has not incurred nor will it incur any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") or any liability to the Pension Benefit Guaranty Corporation ("PBGC") established under ERISA, or to any successor to PBGC under ERISA, in connection with any employee benefit plan established or maintained by the Borrower. No Reportable Event (as defined in ERISA) has occurred. The Borrower will comply with all requirements of ERISA applicable to it and will furnish to the Bank as soon as possible and in any event within thirty days after the Borrower or any plan administrator know or has any reason to know that any Reportable Event has occurred, a statement describing the Reportable Event and any action the Borrower proposes to take with respect thereto.

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SECTION 4. COLLECTION:

4.01   (a)   The Bank may at any time upon an event of default notify
             Account Debtors on any Collateral, or require the Borrower to notify such Account Debtors, that they shall make all payments on their account or accounts with the Borrower directly to the Bank;
             or require the Borrower to hold all proceeds received from collection in trust for the Bank without commingling the same with other funds of the Borrower, and to turn the same over to the Bank immediately upon receipt in the identical form received, at which time the Bank may at its option either apply such proceeds to the Obligations of the Borrower, in accordance with Section 4.03, or release such proceeds to the Borrower for use in its or his business.

       (b) The Bank has the right at any time upon an event of default, directly or through its agent, to collect proceeds directly from Account Debtors on any Collateral and for that purpose to do all acts and things necessary or incident thereto, including the right to sue on such accounts, and to sell, transfer, set over, compromise, discharge, or extend the whole or any part of the accounts.

4.02 Until the Bank exercises the rights contained in Section 4.01, the Borrower may continue to collect proceeds from Account Debtors on any Collateral and use the proceeds in the ordinary course of its or his business.

4.03 The Bank shall credit to the Borrower the proceeds obtained from Account Debtors of the Borrower, such credits to be entered within three (3) business days after receipt of the proceeds. Such credits, however, are conditional upon final payment to the Bank at its office in cash or solvent credits of the items giving rise to them, and, if any item is not so paid, the amount of a credit given with respect to any of the Borrower's Obligations shall be reversed or, in the discretion of the Bank, it shall be charged to any deposit accounts of the Borrower with the Bank, whether or not the item is returned.

SECTION 5. DEFAULT AND ACCELERATION: Any or all of the Obligations of the Borrower to the Bank shall, at the option of the Bank and notwithstanding any time or credit allowed by any instrument evidencing an Obligation, be immediately due and payable without notice or demand upon the occurrence of any of the following events of default, which in the case of a default in payment to the Bank has not been cured by Borrower within ten (10) days of its receipt of written notice from Bank and which in the

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case of any other default has not been cured by Borrower within thirty (30) days of its receipt of written notice from Bank:

5.01 Default in the payment or performance, when due or payable, of any Obligation of the Borrower, or of any endorser, guarantor or surety for any Obligation of the Borrower to the Bank;

5.02 Failure of the Borrower to pay when due any tax unless Borrower has filed an extension or otherwise contested the same in good faith;

5.03 The service upon the Bank of a writ in which the Bank is named as Trustee for Borrower or any guarantor or surety for Borrower.

5.04 An injunction or attachment against property of the Borrower remaining undischarged for a period of thirty (30) days;

5.05 Calling of a meeting of creditors, appointment of a committee of creditors or liquidating agents, or offering a composition or extension to creditors by, for, or of the Borrower, or application by the Borrower for or consent to the appointment of a receiver or trustee of the Borrower;

5.06 The Borrower or any guarantor admitting in writing its inability to pay its debts as they mature; the filing or institution by or against the Borrower or by an endorser, guarantor, or surety for any Liability of the Borrower to the Bank, of a petition in bankruptcy, or of any other proceedings under federal or state law relating to bankruptcy, insolvency, the relief of debtors, or the readjustment, reorganization, or extension of any indebtedness of the Borrower.

5.07 Such a change in the condition or affairs (financial or otherwise) of the Borrower or of any endorser, guarantor, or surety for any Obligation of the Borrower to the Bank as, in the reasonable opinion of a duly authorized lending officer of the Bank, materially impairs the Bank's security or materially increases its risk, including the liquidation, termination, dissolution or death of any Borrower or Guarantor; or

5.08 The material breach by the Borrower of any warranty, representation, or agreement contained in this Agreement, or any other agreement relative to the loans secured hereby; or if any warranty, representation, agreement, report, certificate, financial statement, or other

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       instrument furnished in connection with this Agreement or the borrowings secured hereby shall prove to be false or misleading in any material respect.

SECTION 6. BANK'S REMEDIES:

In addition to acceleration as hereinbefore provided, upon the occurrence of any of the events of default the Bank shall have the following remedies:

6.01 The Bank shall have all the rights and remedies of a secured party under Chapter 106, of the Massachusetts General Laws (Article Nine of the Uniform Commercial Code), in addition to all other rights and remedies mentioned in this Agreement. Borrower agrees that where reasonable notice is required, such requirement shall be satisfied by mailing notice seven
       (7) days prior to the sale or other disposition, postage prepaid, to the address last known to the Bank of each party entitled to notice.

6.02 Unless otherwise provided by law, the Bank may require the Borrower to assemble any tangible personal property constituting Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties.

6.03 In the event of a default, Borrower agrees that a real estate attachment will be necessary and reasonable to the Bank's protection and that the Bank may complete any contracts entered into by the Borrower and assume all rights earned by such completion.

6.04 The Borrower hereby grants to the Bank a nonexclusive irrevocable license in connection with the Bank's exercise of its rights hereunder, to use, apply and affix any trademark, tradename, logo or the like in which the Borrower now or hereafter has rights, which license may be used upon the occurrence of any of the events of default.

6.05 The Bank may buy at any public sale, and if the Collateral is of a type customarily sold on a recognized market or the subject of widely distributed standard price quotations the Bank may buy at private sale. Proceeds of any sale shall be applied first to all costs and expenses of sale, including attorney's fees, and then to payment of the Liabilities secured hereby.

SECTION 7. BANK'S RIGHT OF SET-OFF: The Borrower agrees that any deposits or other sums at any time credited by or due from the Bank

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to the Borrower, or to any obligor or guarantor of any Obligations of the
Borrower in the possession of the Bank, may at all times be held and treated as Collateral for any Obligations of the Borrower or any such obligor or guarantor to the Bank. The Bank may apply or set-off such deposits or other sums against said Obligations at any time after an event of default.

SECTION 8. POWER OF ATTORNEY: The Borrower hereby irrevocably appoints the Bank and each of its duly authorized officers the true and lawful attorney of the Borrower with full power of substitution, in the name of the Bank or in the name of the Borrower or otherwise, for the sole benefit of the Bank but at the sole expense of the Borrower, without notice to or demand upon the Borrower, upon an event of default hereunder: (a) to demand, collect, receive payment of, receipt for, settle, compromise or adjust, and give discharges and releases in respect of the Accounts Receivable or any of them; (b) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Accounts Receivable or any of them and to enforce any other rights in respect thereof or in respect of the goods which have given rise thereto; (c) to defend any suit, action or proceeding brought against the Borrower in respect of any Account Receivable or the goods which have given rise thereto; (d) to settle, compromise or adjust any suit, action or proceeding described in clause (b) or (c) above and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate; (e) to endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing or securing the Accounts Receivable or any of them; (f) to receive, open and dispose of all mail addressed to the Borrower and to notify the post office authorities to change the address of delivery of mail addressed to the Borrower to such address, care of the Bank, as the Bank may designate; and (g) generally to sell, assign, transfer, pledge, make any agreement in respect of or otherwise deal with any Account Receivable or the goods or service which have given rise thereto, as fully and completely as though the Bank were the absolute owner thereof for all purposes, including contacting Account Debtors directly for verification or other purposes. The powers conferred on the Bank by this Agreement are solely to protect the interest of the Bank and shall not impose any duty upon the Bank to exercise any such power, and if the Bank shall exercise any such power, it shall be accountable only for amounts that it actually receives as a result thereof and shall not be responsible to the Borrower except for gross negligence and willful misconduct. The Bank shall be under no obligation to take steps necessary to preserve rights in any other Collateral against prior parties but may do so at its option. The Bank may at its option transfer at any time to itself or to its nominee any securities held as Collateral hereunder and receive the income thereon and hold the same as Collateral hereunder and may at any time notify the Account Debtors on any

Accounts Receivable or the obligor on any other Collateral of the Bank's security interest therein and instruct such Account Debtors and obligors to make all future payments thereon to the Bank. As its option the Bank may discharge any taxes, liens, security interests or other encumbrances to which any Collateral is at any time subject, and may, upon the failure of the Borrower so to do, purchase insurance on any Collateral and pay for the repair, maintenance or preservation thereof, and the Borrower agrees to reimburse the Bank on demand for any payments made or expenses incurred by the Bank pursuant to the foregoing authorization, and authorizes the Bank to charge the Loan Account as set forth in the Revolving Loan Agreement for the amount of such payments or expenses. The Bank may at any time take control of any proceeds of Collateral to which the Bank is entitled hereunder or under applicable law.

SECTION 9. EXPENSES: The Borrower shall pay or reimburse the Bank on demand for all reasonable out-of-pocket expenses of every nature which the Bank may incur in connection with this Agreement and the preparation thereof, the making of any loan in connection herewith, or the collection of the Borrower's indebtedness secured under this Agreement, including but not limited to reasonable attorney's fees, and fees and expenses related to the perfection and protection of any security interest granted by the Borrower; or the Bank, if it chooses, may charge any of the Borrower's funds on deposit with the Bank.

SECTION 10. MODIFICATION AND WAIVERS:

10.01 The rights, remedies, powers, privileges and discretions of the Bank hereunder shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.

10.02 Any determination that any provision of this Agreement or any application thereof is invalid, illegal or unenforceable in any respect in any instance shall not affect the validity, legality and enforceability of such provision in any other instance, nor the validity, legality or enforceability of any other provision of this Agreement.

10.03 No modification of this Agreement will be binding unless in writing and signed by a duly authorized lending officer of the Bank.

10.04 Any default by the Borrower may be waived by the Bank in writing signed by a duly authorized lending officer of the Bank, but no such waiver shall extend to any subsequent default.

10.05 No delay on the part of the Bank in exercising any of the rights granted or referred to in this Agreement shall be held to constitute a waiver.

SECTION 11. NOTICE, ASSIGNMENT, TERMINATION:

11.01 Unless otherwise provided for by law, any demand, notice, or other communication to the Borrower that the Bank may elect to give shall be effective if sent by registered mail or delivered to a telegraph company, addressed to the Borrower at the address shown at the beginning of this Agreement, or, if the Borrower has notified the Bank in writing of a change of address, to the Borrower's last address as so notified. The Borrower shall promptly notify the Bank in the event that any change is made in the name of the Borrower. Demands, notices, or other communications addressed to the Borrower's address at which the Bank customarily communicates with the Borrower shall also be effective.

11.02 If at any time or times by assignment or otherwise the Bank assigns this Agreement, which in its sole discretion the Bank may do, such assignment shall carry with it the Bank's powers and rights under this Agreement and the transferee shall become vested with said powers and rights whether or not they are specifically referred to in the transfer. If and to the extent the Bank retains any other Obligation or Collateral, the Bank will continue to have the rights and powers herein set forth with respect thereto.

11.03 This Agreement shall continue until written notice to terminate is given to the other party and all Obligations of the Borrower to the Bank and any obligations of the Bank to the Borrower have been satisfied, whether existing at the time of termination or arising thereafter. Until such time, all rights and powers of the Bank shall remain in full force and effect.

11.04 Any obligations the Bank may have to the Borrower, whether now existing or hereafter arising, run only to the Borrower and may not be assigned or transferred by said Borrower without the written consent of a duly authorized officer of the Bank.

SECTION 12. MISCELLANEOUS:

12.01 Headings preceding the text of the several sections hereof are for the convenience of reference only and shall not constitute a part of this Agreement nor shall they affect its meaning, construction, or effect.

12.02 It is intended that this Agreement take effect as a sealed instrument.

12.03 This Agreement, including modifications or additions thereto, will be governed, interpreted, and construed in accordance with the laws of the Commonwealth of Massachusetts.

12.04 This Agreement shall be binding upon Borrower and its successors, assigns, executors and administrators, and shall inure to the benefit of the Bank and its successors and assigns.

      EXECUTED AND SEALED on June 14, 1996.

                                             Osorio and Watkin, D.M.D., P.C


                                             By: /s/ Jerald Robbins
                                                ------------------------------
                                                Its: Treasurer

                                             First New England Dental Centers,
                                             Inc.

                                             By: /s/ Jerald Robbins
                                                ------------------------------
                                                Its: President and Treasurer

                                             Fleet National Bank


                                             By: /s/ Illegible
                                                ------------------------------
                                                Its: Vice President

                                   SCHEDULE A
                                 Other Locations

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.


                              FACILITY LOCATIONS/OPERATIONAL CONTACTS


-------------------------------------------------------------------------------------------------------
LOCATION                            OPERATIONAL CONTACT         TELEPHONE #             FACSIMILE #
-------------------------------------------------------------------------------------------------------

BILLERICA                           Morella Blanco              (508) 667-0025          (508) 667-1294
Associated Dental Health Center
315 Boston Road
North Billerica, MA 01862


DANVERS                             Mary O'Quinn                (508) 762-0555          (508) 762-6461
First New England Dental Centers
156 Andover Street
Danvers, MA 01923


FEDERAL STREET                      Jessica Woodley             (617) 423-6165 x229     (617) 426-3290
Watkin Dental Associates
60 Federal Street
Boston, MA 02110


FITCHBURG                           Barbara King                (508) 345-6919          (508) 345-5278
Arthur P. Wein, D.D.S.
104 Whalon Street
Fitchburg, MA 01420


FRAMINGHAM                          Jason Turley                (508) 872-0777          (508) 875-5367
First New England Dental Centers
2 Irving Street
Framingham, MA 01701


HADLEY                              Nora LaFortune              (413) 586-9480          (413) 586-5319
Hampshire Mall Dental Center
Hampshire Mall
Hadley, MA 01035


LEOMINSTER                          Debbie Stuart               (508) 534-9216          (508) 537-6931
Leominster Family Dentists          Joyce Moretto
81 West Street
Leominster, MA 01453


MALDEN                              Rhonda Barbato              (617) 321-5656          (617) 321-5646
Dr. Richard Harold
51 Commercial Street
Malden, MA 02148
-------------------------------------------------------------------------------------------------------


                     FIRST NEW ENGLAND DENTAL CENTERS, INC.


                            FACILITY LOCATIONS/OPERATIONAL CONTACTS(CONT.)


-------------------------------------------------------------------------------------------------------
LOCATION                            OPERATIONAL CONTACT         TELEPHONE #             FACSIMILE #
-------------------------------------------------------------------------------------------------------

MARSHFIELD                          Joanne Mattivello           (617) 834-6635          (617) 837-4381
Family Dentistry
One Snow Road
Marshfield, MA 02050


NEWBURY STREET                      Dennis Martell              (617) 262-5080          (617) 262-5079
Watkin Dental Associates
186 Newbury Street
Boston, MA 02116


WATERTOWN                           Brenda Murphy               (617) 926-9655          (617) 926-2258
First New England Dental Centers
Watertown Mall
550 Arsenal Street
Watertown, MA 02172


WELLESLEY                                                       (617) 431-7295          (617) 431-7296
Watkin Dental Associates
148 Linden Street
Wellesley, MA 02191


WEYMOUTH                            Tracy Wilde                 (617) 337-2222          (617) 340-7173
First New England Dental Centers
330 Washington Street
Weymouth, MA 02188


WORCESTER                           Rick Roushia                (508) 757-9300          (508) 799-5613
First New England Dental Centers
44 Front Street
Worcester, MA 01608
-------------------------------------------------------------------------------------------------------
